UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2011 (February 14, 2011)

Augme Technologies, Inc.
(Exact name of registrant as specified in Charter)

Delaware	333-57818	20-0122076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

43 West 24th Street, Suite 11B
New York, NY 10010
(Address of Principal Executive Offices)

(800) 825-8135
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 14, 2011, Augme Technologies, Inc. (the “Registrant”) closed a $9,001,759 financing transaction with 24 investors, each of whom is accredited.  The investors purchased units of the Registrant’s securities at $3.25 per unit.  Each unit consisted of one (1) share of the Registrant’s common stock and a warrant to purchase one-quarter (1/4) of one (1) share of the Registrant’s common stock.  The aggregate units purchased in the financing consisted of 2,769,772 shares of the Registrant’s common stock and warrants to purchase up to 692,443 shares of the Registrant’s common stock.  The warrants have a term of five (5) years and have an exercise price of $4.00 per share of common stock.

In connection with the financing, the Registrant also entered into a registration rights agreement with each investor pursuant to which the Registrant will file, and cause to become effective with the Securities and Exchange Commission, a registration statement covering the resale of all of the 2,769,772 shares of the Registrant’s common stock and the 692,443 shares of the Registrant’s common stock underlying the warrants sold in the financing.

A copy of the form of securities purchase agreement entered into with each investor, form of warrant issued to each investor in connection with the financing transaction, and registration rights agreement entered into with each investor in connection with the financing transaction are filed with this report as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, and are incorporated by reference herein.  The foregoing description of the subscription agreements, warrants, and registration rights agreements do not purport to be complete and is qualified in its entirety by reference to the full text of the agreements.

Item 3.02  Unregistered Sales of Equity Securities

As more fully described in Item 1.01 above, in connection with the financing transaction described in Item 1.01 above, we issued an aggregate 2,769,772 shares of our common stock and warrants to purchase an aggregate 692,443 shares of our common stock for a total purchase price of $9,001,759.  The warrants have a term of five (5) years and have an exercise price of $4.00 per share of common stock.

The sale of the common stock and warrants were not registered under the Securities Act of 1933, as amended, in reliance on the private offering exemption from registration provided by Section 4(2) of the Securities Act.  No advertising or general solicitation was employed in offering the securities.  The offerings and sales were made to a limited number of persons, all of whom were “accredited investors,” and transfer was restricted by the Registrant in accordance with the requirements of the Securities Act.

Item 9.01   Financial Statements and Exhibits

 (d)     Exhibits

No.	Description

10.1	Form of Securities Purchase Agreement

10.2	Form of Warrant

10.3	Form of Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Augme Technologies, Inc. (Registrant)

Date: February 15, 2011	By:	/s/ Paul R. Arena
Paul R. Arena Chief Executive Officer